SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004



                                                          February 23, 2000


Securities and Exchange Commission,
  450 Fifth Street, NW,
    Washington, DC 20549.


         Re:  Ziff-Davis Inc.-- Registration Statement on Form S-3


Ladies and Gentlemen:

         On behalf of Ziff-Davis Inc. (the "Company"), transmitted herewith for filing under the Securities Act of 1933 please find the Company's Registration Statement on Form S-3 (including exhibits) registering 186,046 of the Company's ZDNet Common Stock, par value $0.01 per share.

         A wire transfer in the amount of $1,504.19 in payment of the filing fee for the Registration Statement has previously been sent through the FEDWIRE System to Mellon Bank in Pittsburgh, Pennsylvania.

         Should the Commission have any questions or comments concerning the attached, please contact me at (212) 558-3729 or Karen Greenstein at (212) 503-3500.

         Please send copies of any correspondence relating to this filing to the undersigned by facsimile (212-558-3588), with the original by mail to Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.

                                                      Very truly yours,

                                                      /s/ JEANNE E. GREELEY

                                                      Jeanne E. Greeley

(Attachment)

cc:  Karen Greenstein
     (Ziff-Davis Inc.)

     Alan Sinsheimer
     (Sullivan & Cromwell)